Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue	$141,369	$122,707	$272,978	$230,737
Cost of operations	51,152	45,368	99,601	88,362
Sales and marketing	32,270	29,425	64,564	57,832
General and administrative	22,006	20,577	44,827	39,386
Depreciation and amortization	6,724	6,318	13,148	13,333
Interest income	51	420	67	3,829
Interest expense	5,833	3,170	8,974	8,309
Loss on convertible notes	—	11,011	—	14,738
Gain (loss) on investments	1,769	6,002	15,829	(22,846)
Other income (expense), net	—	99	(53)	(199)

Income (loss) from continuing operations before income tax provision (benefit)	25,204	13,359	57,707	(10,439)
Income tax provision (benefit)	11,003	5,675	23,961	(14,333)

Income from continuing operations	14,201	7,684	33,746	3,894
Income from discontinued operations, net of tax	7,394	—	7,394	—

Net income	$21,595	$7,684	$41,140	$3,894

Basic income per common share:
Income from continuing operations	$0.24	$0.14	$0.58	$0.07
Income from discontinued operations	0.13	—	0.12	—

Net income	$0.37	$0.14	$0.70	$0.07

Diluted income per common share:
Income from continuing operations	$0.23	$0.13	$0.55	$0.07
Income from discontinued operations	0.13	—	0.13	—

Net income	$0.36	$0.13	$0.68	$0.07

Weighted-average shares outstanding used in computing income per common share:
Basic	58,096	53,521	58,140	52,856

Diluted	60,236	62,504	60,473	57,272

WEBMD HEALTH CORP.
CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue
Public portal advertising and sponsorship	$121,108	$100,592	$231,471	$186,849
Private portal services	20,261	22,115	41,507	43,888

	$141,369	$122,707	$272,978	$230,737

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$45,289	$34,301	$83,147	$59,958

Interest, taxes, non-cash and other items (b)
Interest income	51	420	67	3,829
Interest expense	(5,833)	(3,170)	(8,974)	(8,309)
Income tax (provision) benefit	(11,003)	(5,675)	(23,961)	14,333
Depreciation and amortization	(6,724)	(6,318)	(13,148)	(13,333)
Non-cash stock-based compensation	(9,348)	(6,964)	(19,161)	(14,801)
Loss on convertible notes	—	(11,011)	—	(14,738)
Gain (loss) on investments	1,769	6,002	15,829	(22,846)
Other income (expense), net	—	99	(53)	(199)

Income from continuing operations	14,201	7,684	33,746	3,894
Income from discontinued operations, net of tax	7,394	—	7,394	—

Net income	$21,595	$7,684	$41,140	$3,894

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.

(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$1,145,061	$400,501
Accounts receivable, net	115,214	134,448
Prepaid expenses and other current assets	17,913	12,161
Deferred tax assets	21,527	23,467

Total current assets	1,299,715	570,577

Property and equipment, net	58,290	61,516
Goodwill	202,104	202,104
Intangible assets, net	21,313	22,626
Deferred tax assets	63,827	71,125
Other assets	33,420	14,254

Total Assets	$1,678,669	$942,202

Liabilities and Stockholders’ Equity
Accrued expenses	$56,701	$53,181
Deferred revenue	95,999	97,043
Liabilities of discontinued operations	4,804	17,327

Total current liabilities	157,504	167,551

2.25% convertible notes due 2016	400,000	—
2.50% convertible notes due 2018	400,000	—
Other long-term liabilities	22,401	21,756

Stockholders’ equity	698,764	752,895

Total Liabilities and Stockholders’ Equity	$1,678,669	$942,202

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$41,140	$3,894
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(7,394)	—
Depreciation and amortization	13,148	13,333
Non-cash interest, net	1,599	3,885
Non-cash stock-based compensation	19,161	14,801
Deferred income taxes	4,423	(27,729)
Loss on convertible notes	—	14,738
(Gain) loss on investments	(15,829)	22,846
Changes in operating assets and liabilities:
Accounts receivable	19,234	13,248
Prepaid expenses and other, net	(2,103)	(2,144)
Accrued expenses and other long-term liabilities	4,765	(4,801)
Deferred revenue	(1,044)	14,596

Net cash provided by continuing operations	77,100	66,667
Net cash used in discontinued operations	(136)	(15,501)

Net cash provided by operating activities	76,964	51,166

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	—	361,852
Proceeds received from ARS option	16,561	354
Purchases of property and equipment	(9,557)	(9,719)
Finalization of sale price of discontinued operations	—	(1,430)

Net cash provided by investing activities	7,004	351,057

Cash flows from financing activities:
Proceeds from exercise of stock options	25,053	48,114
Cash used for withholding taxes due on stock-based awards	(6,632)	(39,728)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	774,745	—
Repurchases of 1.75% Notes and 3 1/8% Notes	—	(81,362)
Purchases of treasury stock	(150,417)	(264,527)
Excess tax benefit on stock-based awards	17,843	10,219

Net cash provided by (used in) financing activities	660,592	(327,284)

Net increase in cash and cash equivalents	744,560	74,939
Cash and cash equivalents at beginning of period	400,501	459,766

Cash and cash equivalents at end of period	$1,145,061	$534,705

WEBMD HEALTH CORP.
NET INCOME PER COMMON SHARE
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Numerator:
Income from continuing operations	$14,201	$7,684	$33,746	$3,894
Effect of participating non-vested restricted stock	(91)	(88)	(255)	(50)

Income from continuing operations- Basic	14,110	7,596	33,491	3,844
Interest expense on 1.75% Notes, net of tax	—	592	—	—

Income from continuing operations- Diluted	$14,110	$8,188	$33,491	$3,844

Income from discontinued operations, net of tax	$7,394	$—	$7,394	$—
Effect of participating non-vested restricted stock	(47)	—	(56)	—

Income from discontinued operations, net of tax — Basic and Diluted	$7,347	$—	$7,338	$—

Denominator:
Weighted-average shares — Basic	58,096	53,521	58,140	52,856
Employee stock options and restricted stock	2,140	3,848	2,333	4,416
1.75% Notes	—	5,135	—	—

Adjusted weighted-average shares after assumed conversions — Diluted	60,236	62,504	60,473	57,272

Basic income per common share:
Income from continuing operations	$0.24	$0.14	$0.58	$0.07
Income from discontinued operations	0.13	—	0.12	—

Net income	$0.37	$0.14	$0.70	$0.07

Diluted income per common share:
Income from continuing operations	$0.23	$0.13	$0.55	$0.07
Income from discontinued operations	0.13	—	0.13	—

Net income	$0.36	$0.13	$0.68	$0.07